SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ------------------------

                         CORGENIX MEDICAL CORPORATION
            (Exact name of registrant as specified in its charter)


              Nevada                           93-1223466
  (State or other jurisdiction of           (I.R.S. Employer
  incorporation or organization)         Identification Number)
                               12061 Tejon Street
                           Westminster, Colorado 80234
                                 (303) 457-4345
   (Address,     including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 2005 Incentive
                                Compensation Plan
                              (Full title of plan)
                           ------------------------

        Douglass T. Simpson                  With a copy to:
   President and Chief Executive          Robert P. Attai, Esq.
              Officer                Otten, Robinson, Johnson, Neff
        12061 Tejon Street                 And Ragonetti, P.C.
    Westminster, Colorado 80234           17th St., Suite 1600
          (303) 457-4345                 Denver, Colorado 80202
                                             (303) 825-8400
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                           ------------------------

                         CALCULATION OF REGISTRATION FEE
======================================================================
                                    Proposed    Proposed
  Title of each                      maximum     maximum              n
     class of                       offering    offering   Amount of
 securities to be   Amount to be    price per   price per  registratio
    registered       registered    share(1)     share(1)      fee
----------------------------------------------------------------------
----------------------------------------------------------------------

Common Stock          1,500,000      $0.265     $397,500     $50.37
($.001 par value)      shares
======================================================================
(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the bid and asked price of the Company's Common Stock on June 6, 2005 as reported on the OTC Bulletin Board(R).

PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.    Incorporation of Documents by Reference.

      The following documents filed or to be filed by Corgenix Medical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, filed with the Commission on October 13, 2004.

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, filed with the Commission on November 12, 2004.

(c) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, filed with the Commission on February 14, 2005.

(d) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed with the Commission on May 12, 2005.

(e) The Company's current reports on Form 8-K filed with the Commission on October 21, 2004, January 4, 2005, January 14, 2005, January 18, 2005, April 13, 2005, May 25, 2005 and May 26, 2005.

(f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB/A-2, filed with the Commission on November 3, 1998.

(g) All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

      Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.    Description of Securities.

      Not applicable.

5.    Interests of Named Experts and Counsel.

      Not applicable.

6. Indemnification of Directors and Officers.

      The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and agents to the fullest extent not prohibited by Nevada law. The Company has also entered into indemnification agreements with each of its directors and officers. The Company is also empowered under its Bylaws to purchase insurance on behalf of any person it is required or permitted to indemnify.

      In addition, the Company's Articles provide that the Company's directors will not be personally liable to the Company or any of its stockholders for damages for breach of the director's fiduciary duty as a director or officer involving any act or omission of any such director or officer. Each director will continue to be subject to liability for breach of the director's fiduciary duties to the Company for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Nevada corporate law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws.

      There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

7.    Exemption from Registration Claimed.

      Not applicable.

8.    Exhibits

                                   Incorporated by Reference
                                  -----------------------------
                                  -----------------------------
Exhibit    Exhibit Description     Form  File    Exhibit  Filing   Filed
Number                                    No.              Date   Herewith
------                                    ---              ----   --------
  4.1   Articles of               10-SB  000-2454 4.1    June 24,
        Incorporation of                                   1998
        Corgenix Medical
        Corporation, as
        currently in effect
  4.2   Bylaws of Corgenix        10-SB  000-2454 4.2    June 24,
        Medical Corporation, as                            1998
        currently in effect.
  4.3   2005 Incentive                           4.3                  X
        Compensation Plan
  5.1   Opinion and consent of                   5.1                  X
        Otten, Johnson,
        Robinson, Neff &
        Ragonetti, P.C.
 23.1   Consent of Otten,                       23.1                  X
        Johnson, Robinson,
        Neff & Ragonetti, P. C
        (included in Exhibit
        5.1).
 23.2   Consent of KPMG LLP                     23.2                  X
 24.1   Power of Attorney                       24.1                  X
        (included in signature
        page)

9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on the 8th day of June, 2005.

                               CORGENIX MEDICAL CORPORATION



                               By: /s/ Douglass T. Simpson
                                  Douglass T. Simpson
                                  President and Chief Executive Officer


                                POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Luis R. Lopez and Douglass T. Simpson, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                  Title                       Date
/s/  Douglas T. Simpson     President, Chief Executive  June 8, 2005
-------------------------
Douglas T. Simpson          Officer (principal
                            executive officer) and
                            Director
/s/ William H. Critchfield  Senior Vice President and   June 8, 2005
----------------------------
William H. Critchfield      CFO (principal financial
                            and accounting officer)
/s/ Luis R. Lopez           Chairman of the Board,      June 8, 2005
-------------------------
Luis R. Lopez, MD           Chief Medical Officer and
                            Director
/s/ Jun Sasaki              Director                    June 8, 2005
-------------------------
Jun Sasaki

                                  EXHIBIT INDEX


Exhibits Description
  4.1 Articles of Incorporation of Corgenix Medical Corporation, as currently in effect
  4.2    Bylaws of Corgenix Medical Corporation
  4.3    2005 Incentive Compensation Plan
  5.1    Opinion  and  Consent of Otten,  Johnson,  Robinson,  Neff &
         Ragonetti, P.C.
  23.1 Consent of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. (included in Exhibit 5.1).
  23.2   Consent of KPMG LLP.
  24.1   Power of Attorney (included in signature page).

                          CORGENIX MEDICAL CORPORATION

                        2005 INCENTIVE COMPENSATION PLAN

                          CORGENIX MEDICAL CORPORATION

                        2005 INCENTIVE COMPENSATION PLAN


                                    SECTION 1
                                  INTRODUCTION

1.1 Establishment. Corgenix Medical Corporation, a Nevada corporation (hereinafter referred to as the "Company" except where the context otherwise requires), hereby establishes the 2005 Corgenix Incentive Compensation Plan (the "Plan").

1.2 Purpose. The purpose of the Plan is to attract and retain directors, officers, consultants and employees and to motivate such persons by relating incentive compensation to increases in stockholder value.

                                    SECTION 2
                                   DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

(a)   "Affiliate"  means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors of a corporation or other Persons performing similar functions for any other type of Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, as general partner, as trustee or otherwise.

(b) "Award" means a grant made under this Plan in the form of Non-Statutory Options, Incentive Stock Options and/or Restricted Stock Awards.

(c)        "Board" means the Board of Directors of the Company.

(d) "Committee" shall mean the Board, or if one has been appointed, the Compensation Committee.

(e)   "Compensation  Committee"  means a committee  consisting  of at least two
           Non-Employee  Directors (as defined in Rule 16b-3(i)  under the 1934
           act  who  are   empowered   hereunder   to  take   actions   in  the
           administration of the Plan. If the Stock is publicly traded, the Compensation Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act") as well ss.162(m) of the Internal Revenue Code of 1986, as
           it may  be  amended  from  time  to  time  ("Code").   Members  of
           the Compensation Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board.

(f) "Effective Date" means the effective date of the Plan, April 21, 2005.

(g) "Eligible Employees" means key employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

(h)   "Fair  Market  Value"  means,  if the Stock is not publicly  traded,  the value of the Stock as determined in good faith by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable. The Committee shall maintain a written record of its method of determining such value. If the Stock is publicly traded, Fair Market Value means the officially quoted closing price of the Stock on the national exchange on which the Stock is traded on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If no such prices are reported on the national exchange on which the Stock is traded, then Fair Market Value shall mean the most recent ten day average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the preceding ten day high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by a quotation system of general circulation to brokers and dealers.

(i) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of ss. 422 of the Code.

(j)        "Non-Statutory Option" means any Option other than an Incentive Stock
           Option.

(k) "Option" means a right to purchase Stock at a stated price for a specified period of time.

(l) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 6.2(b).

(m) "Participant" means an Eligible Employee, consultant or other independent advisor of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

(n) "Person" means any individual, partnership, joint venture, firm, company, corporation, association, trust or other enterprise or any government or political subdivision or any agent, department or instrumentality thereof.

(o) "Plan Year" means each 12-month period coinciding the Company's fiscal year except that for the first year of the Plan it shall begin on the Effective Date and extend to the end of the fiscal year of Company following the Effective Date.

(p) "QDRO" shall mean a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1934, as amended, or the rules thereunder.

(q) "Restricted Stock" shall mean shares of Stock granted under Section 7 that are subject to restrictions imposed pursuant to such Section.

(r)        "Share" means a share of Stock.

(s)        "Stock" means the common stock of the Company.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural

                                    SECTION 3
                               PLAN ADMINISTRATION

           The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select Participants from among the Eligible Employees to whom Awards will be granted, the form of each Award, the amount of each Award and any other terms and conditions of each Award as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   SECTION 4
                            STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Initially, 1,500,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. The Shares may be divided among the various Plan components as the Committee shall determine, and all of them shall be available for the grant of Incentive Stock Options under the Plan. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 13.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 13.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of deter-mining whether the limitation on Incentive Stock Option grants provided for in Section 4.1 has been reached.

4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan; and (ii) the Shares of Stock then included in each outstanding Option granted hereunder.

4.4 Other Changes in Stock. In the event there shall be any change, other than as specified in Section 4.3, in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

4.5 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Option, the total Option Price for the Shares then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed.

4.6 Determination by Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                    SECTION 5
                                  PARTICIPATION

           Participants in the Plan shall be those Participants who, in the judgment of the Committee, are performing, or during the term of their employment will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                    SECTION 6
                                  STOCK OPTIONS

6.1 Grant of Options. Coincident with the following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Committee may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2 Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the "Option Holder"), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

(a)   Number of  Shares.  Each  stock  option  agreement  shall  state  that it covers a specified number of Shares, as determined by the Committee. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the time an Option is granted.

(b)   Price.  The  price  at which  each  Share  covered  by an  Option  may be purchased shall be determined in each case by the Committee and set forth in the stock option agreement, but in no event shall the Option Price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date the Option is granted; provided that the Option Price for each Share covered by a Non-Statutory Option may be granted at any price less than Fair Market Value, in the sole discretion of the Committee. In addition, the Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

(c)   Duration of Options.  Each stock option  agreement shall state the period of time, determined by the Compensation Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than seven years from the date an Option is granted. Each stock option agreement shall also state the periods of time, if any, as determined by the Compensation Committee, when incremental portions of each Option shall vest. Except as provided in Section 7, no portion of any Option shall vest earlier than one year after the date of grant of the Option.

(d) Termination of Employment, Death, Disability, Etc. Except as otherwise determined by the Committee, each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the Option Holder:

(i) If the employment of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 6.2(d), "cause" shall mean willful dishonesty towards, fraud upon or deliberate injury or attempted deliberate injury to the Company, misrepresentation or concealment of a material fact or circumstance for the purpose of or otherwise in connection with securing employment with the Company, breach of any limitations on the use or disclosure of confidential information or materials, conviction for a felony or a material breach of the Option Holder's employment agreement with the Company. The effect of this subsection 6.2(d)(i) shall be limited to determining the consequences of a termination, and nothing in this subsection 6.2(d)(i) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

(ii) If the Option Holder dies, or if the Option Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code), during the Option Period while still employed, or within the 30 day period referred to in (iii) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve months following the Option Holder's death or disability, but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death or disability.

(iii) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliate) within the Option Period for any reason other than cause, disability or the Option Holder's death, the Option may be exercised by the Option Holder within 30 days following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of employment.

(e)   Transferability.  Each stock option agreement  applicable to an Incentive
           Stock Option shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative. The Committee shall determine the extent, if any, to which Non-Statutory Options shall be subject to transferability and exercisability restrictions.

(f)        Exercise, Payments, Etc.

(i) Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised (which must be in an amount evenly divisible by 100) and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of Shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing Stock are used to pay all or part of the Option Price, separate certificates for the same number of Shares shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional Shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

(ii) The Option Price shall be paid by any of the following methods or any combination of the following methods:

(A)        In cash;

(B)        By cashier's check payable to the order of the Company;

(C)   By  delivery to the Company of  certificates  representing  the number of
           Shares then owned by the Option Holder, the Fair Market Value of which equals the Option Price, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Committee; For purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the Option Price shall be the Fair Market Value as of the exercise date. The exercise date shall be the delivery day of the certificates for the Stock used as payment of the Option Price; or

(D) If the Stock is publicly traded, by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock necessary to pay the Option Price.

(g)        Withholding.

(i) Non-Statutory Options. Each stock option agreement covering Non-Statutory Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by applicable federal and state income tax laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 13.

(ii) Incentive Stock Options. In the event that a Participant makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

(h)   Adjustment  of  Options.   Subject  to  the   limitations   contained  in
           Section 6 and Section 9, the Committee may make any adjustment to the Option Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, reduction, or re-grant may result in terms and conditions (including Option Price, number of shares covered, vesting schedule or Option Period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is affected by amendment, the effective date of such amendment shall be the date of the original grant.

6.3 Stockholder Privileges. No Option Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Section 4.

                                    SECTION 7
                            RESTRICTED STOCK PROGRAM

7.1 Awards Granted. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of Shares. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee. Each Restricted Stock Award shall be evidenced by a written equity award agreement that shall be entered into by the Company and the Participant to whom the Award is granted.

7.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to such Participant under Section 7.1 shall be subject to such restrictions set forth in the equity award agreement, including but not limited to his or her continuous employment by the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award.

7.3 Privileges of a Stockholder. Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares in accordance with its terms received by him or her as a Restricted Stock Award under this Section 7 upon his or her becoming the holder of record of such Shares; provided, however, that the Participant's right to sell, encumber or otherwise transfer such Shares shall be subject to the limitations of Section
9.2 hereof.

                                     SECTION 8
                                CHANGE IN CONTROL

8.1 Options. In the event of a change in control of the Company as defined in
Section 8.2, then the Committee shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, any outstanding Awards granted hereunder. By way of illustration, and not by way of limitation, the Committee may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Committee may modify the performance requirements for any other Awards. The Committee may provide that Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.

8.2 Definition. For purposes of the Plan, a "change in control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the current beneficial owners or their Affiliates are or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than one-half of the voting power of the then outstanding voting stock of the Company; or (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                     SECTION 9
                        RIGHTS OF EMPLOYEES; PARTICIPANTS

9.1 Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

9.2 Nontransferability. Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such Awards have been exercised, or the Shares underlying such Awards have been issued, and all restrictions applicable to such Shares have lapsed.

           During the lifetime of the Participant, only he may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

                                   SECTION 10
                              GENERAL RESTRICTIONS

10.1 Investment Representations. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

10.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

10.3 Stock Restriction Agreement. The Committee may provide that Shares issuable upon the exercise of an Option or grant of any Award shall, under certain conditions, be subject to restrictions whereby the Company has a right to prohibit the transfer of such Shares, a right of first refusal with respect to such Shares and/or a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive a Participant's term of employment with the Company.

                                     SECTION 11
                             OTHER EMPLOYEE BENEFITS

           The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant or vesting of any other Award shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                     SECTION 12
                 PLAN AMENDMENT, MODIFICATION AND TERMINATION

           The Committee may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that either stockholder and/or Board approval is otherwise necessary or desirable.
           No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

                                   SECTION 13
                                   WITHHOLDING

13.1 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

13.2 Withholding With Stock. At the time the Committee grants an Award, it may, in its sole discretion, grant the Participant an election to pay all amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

(a)        All elections must be made prior to the Tax Date.

(b)        All elections shall be irrevocable.

(c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 ("Section 16"), the Participant must satisfy the requirements of such
           Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                   SECTION 14
                             BROKERAGE ARRANGEMENTS

           The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.

                                  SECTION 15
                           NONEXCLUSIVITY OF THE PLAN

           Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term Compensations.

                                    SECTION 16
                               REQUIREMENTS OF LAW

16.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

16.2 Federal Securities Law Requirements. If, and to the extent, required by law, if a Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Award.

16.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                    SECTION 17
                              DURATION OF THE PLAN

           The Plan shall terminate at such time as may be determined by the Board of Directors, and no Award shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on that date which is the date immediately preceding the fifth anniversary of the date of adoption of the Plan. Awards outstanding at the time of the Plan termination may continue to be exercised or earned in accordance with their terms.

                                    SECTION 18
                                CONFLICT IN TERMS

           In the event that there is a conflict between the terms of this Plan and any Stock Option granted pursuant to this Plan and/or any Repurchase Agreement executed in connection with this Plan, the terms of this Plan shall control.


                                  CORGENIX MEDICAL CORPORATION, a Nevada
                                   corporation



                                  By:  s/ Douglass T. Simpson
                                       ----------------------
                                  Douglass T. Simpson, President & CEO

                           June 8, 2005

Board of Directors
Corgenix Medical Corporation
12061 Tejon Street
Westminster, Colorado  80234

           Re: Registration Statement on Form S-8 Relating to 1,500,000 Shares of Common Stock Under the 2005 Incentive Compensation Plan

Gentlemen:

           We have acted as counsel for Corgenix Medical Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,500,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), reserved for issuance under the Company's 2005 Incentive Compensation Plan (the "Plan").

           In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

           Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly and validly authorized and, when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

           We are members of the Bar of the State of Colorado and do not express any opinion with respect to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Colorado. We express no opinion as to either the applicability or effect of the laws of any other jurisdiction. To the extent any of our opinions relate to contractual or corporate matters that might be governed by the laws of any government, regulatory agency or jurisdiction other than the United States, the federal laws of the United States or the State of Colorado, we have assumed with your permission and notwithstanding the foregoing, that the internal laws (without regard to the principles of conflict of laws) of the State of Colorado would apply and govern such matters.

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                  Very truly yours,

                                  OTTEN, JOHNSON, ROBINSON,
                                    NEFF & RAGONETTI, P.C.

           Consent of Independent Registered Public Accounting Firm



The Board of Directors
Corgenix Medical Corporation:

We consent to the use of our report dated October 11, 2004, with respect to the consolidated balance sheets of Corgenix Medical Corporation and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the years then ended, incorporated herein by reference.

As discussed in note 1(h) to the June 30, 2004 consolidated financial statements of Corgenix Medical Corporation, effective July 1, 2002, the Company changed its method of accounting for goodwill as prescribed by Statement of Financial Accounting Standards No. 142.


                                    KPMG LLP